UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2007

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6835 Valjean

Van Nuys, California 91406

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 28, 2007, Cherokee Inc. (the “Company”) entered into the First Amendment (the “Amendment”) to the Second Revised and Restated Management Agreement between the Company and The Newstar Group d/b/a The Wilstar Group dated as of November 29, 1999 (the “Management Agreement”), pursuant to which Robert Margolis provides his management services as the Company’s Chairman and Chief Executive Officer.  The Amendment was approved by the Company’s stockholders at the Annual Meeting of the Stockholders on August 28, 2007.  The material terms of the Management Agreement are summarized below.

The Management Agreement

The Management Agreement set Mr. Margolis’ annual base salary as Chief Executive Officer of the Company at $587,450 for the Company’s fiscal year ended January 29, 2000 and provides for annual increases to Mr. Margolis’ base salary if and to the extent that there is an increase in the Consumer Price Index for All Urban Consumers, Los Angeles—Riverside—Orange County, CA, all items, compiled by the United States Department of Labor, Bureau of Labor Statistics.  As a result of such increases, Mr. Margolis’ base salary under the Management Agreement for the fiscal year ended February 3, 2007 (“Fiscal 2007”) was $736,996 and for the fiscal year ended February 2, 2008 (“Fiscal 2008”) is $760,551.

The Management Agreement also provides for an annual performance bonus to Mr. Margolis for each fiscal year in which the Company’s EBITDA is at least $5.0 million equal to (x) 10% of the Company’s EBITDA for such fiscal year in excess of $2.5 million up to $10.0 million, plus (y) 15% of the Company’s EBITDA for such fiscal year in excess of $10.0 million. For purposes of making such calculations, EBITDA is determined based upon the financial statements which have been prepared in accordance with U.S. generally accepted accounting principles and is reduced by all accrued compensation expenses attributable to any compensation paid or payable to Mr. Margolis under the Management Agreement, including base compensation and cash bonuses payable to Mr. Margolis.

The term of the Management Agreement extends to February 1, 2010. However, if the Company’s consolidated pre-tax earnings, as set forth in its audited financial statements for any of its fiscal years during the term of the Management Agreement: (a) are no less than 80% of the consolidated pre-tax earnings contained in the budget submitted to and approved by the Compensation Committee for such fiscal year, and (b) are also no less than the consolidated pre-tax earnings for the immediately preceding fiscal year (the “Extension Threshold”), then the termination date of the Management Agreement is automatically extended an additional year. There may be any number of such extensions if the foregoing tests are met on multiple occasions.

The Management Agreement also provides that the Company will use its commercially reasonable best efforts to ensure that one director is nominated by Mr. Margolis, and that one director is nominated by certain other investors.

If the Management Agreement is terminated for any reason by either the Company or Mr. Margolis, the Company will: (i) pay Mr. Margolis’ base compensation through the date of termination; (ii) reimburse Mr. Margolis for all expenses incurred through the date of termination; (iii) provide ongoing indemnification for Mr. Margolis and ongoing insurance coverage comparable to the insurance offered to other terminated directors, officers or employees of the Company; and (iv) pay Mr. Margolis any unpaid performance bonuses earned during the fiscal year in which the Management Agreement is terminated; unpaid performance bonuses will be calculated using the results of the whole fiscal year during which the Management Agreement is terminated, but will be pro rated for the number of full months occurring in such fiscal year prior to the date of termination.

In addition to the payments and other compensation described above, if the Company terminates the Management Agreement without cause (as defined in the Management Agreement) or Mr. Margolis terminates the Management Agreement after the Company materially breaches any of the terms and conditions thereof, the Company will pay Mr. Margolis, within 60 calendar days after the date of termination, a lump sum in cash equal to three times the sum of (a) Mr. Margolis’ base compensation at the rate in effect at the date of the termination plus (b) the performance bonus received by Mr. Margolis under Section 3.3 of the Management Agreement in the Company’s last full fiscal year ending prior to the date of termination (the “Termination Payment”).

The Amendment

The Amendment effects two principal changes to the Management Agreement: (i) the provisions regarding extension of the term are amended to measure company performance without consideration of revenues and expenses associated with extraordinary transactions, and (ii) the provisions regarding the Termination Payment are amended to reduce the payment by disregarding revenues received from Mossimo, Inc. (“Mossimo”) during Fiscal 2007, which includes both the extraordinary revenues and ordinary course royalties, and also the related expenses associated with the termination of the Finder’s Agreement with Mossimo dated as of March 2000 (the “Finder’s Agreement”).

Specifically, with regard to the extension of the term, the Company’s pre-tax earnings shall be calculated in accordance with the following: (a) all extraordinary revenues and related deal expenses resulting from the sale of any license agreement by the Company, or any other similar transaction during the applicable fiscal year shall be excluded (any license that is the subject of such a transaction shall be referred to herein each individually as a “Sold License” and collectively as, the “Sold Licenses”); (b) all historical royalties from Sold Licenses shall be excluded from all periods; and (c) in the event of an acquisition of a brand or license with an existing royalty stream, which has been approved by the Company’s Board of Directors (each an “Acquired License” and collectively, the “Acquired Licenses”), royalties from the Acquired Licenses shall be included for all periods.  If the Company fails to meet the Extension Threshold in any particular fiscal year, the Management Agreement will not be extended in that year and will thereafter be scheduled to expire two-years from the date of such failure, but the Management Agreement will remain eligible to be extended by an additional year in any subsequent fiscal year during the term of the Management Agreement in which the Extension Threshold is satisfied.

The Amendment also adds a new paragraph to Section 10.2 of the Management Agreement, which provides for the Termination Payment to Mr. Margolis.  The additional paragraph added to Section 10.2 by the Amendment provides that the $4.644 million that is payable to Mr. Margolis as part of his performance bonus for Fiscal 2007 as a result of the total revenues received by the Company from Mossimo (which includes both the one-time revenue from the termination of the Finder’s Agreement, and also the ordinary course revenues) shall be excluded from any calculation of the Termination Payment based on Mr. Margolis’ performance bonus for Fiscal 2007. Thus, pursuant to the Management Agreement, as amended, if the Termination Payment was calculated based on Mr. Margolis’ salary for Fiscal 2008 and performance bonus for Fiscal 2007, it would be approximately $12.4 million.

The foregoing description of the Amendment is not complete and is qualified in its entirety by the First Amendment to the Management Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Second Revised and Restated Management Agreement between the Company and The Newstar Group d/b/a The Wilstar Group dated as of November 29, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: August 30, 2007	By:	/s/ Russell J. Riopelle
Russell J. Riopelle
Chief Financial Officer